Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS FIRST-QUARTER 2018 RESULTS

First-Quarter 2018 Highlights

–	Companywide Adjusted EBITDA, Margins Strongest in 12 Years

–	Las Vegas Locals Adjusted EBITDA Grows for 12th Straight Quarter

–	Positive Trends Continue in Midwest & South Segment

LAS VEGAS - APRIL 26, 2018 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the first quarter ended March 31, 2018.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “During the first quarter, we continued to deliver strong results through the execution of a well-balanced strategy to create shareholder value. We improved margins throughout our operations, further enhancing our robust free cash flow; reduced debt by an additional $85 million, putting us on the threshold of our long-term leverage target; and returned more than $25 million in capital to shareholders through share repurchases and dividend payments. We also began preparations to expand and diversify our portfolio later this year through the pending acquisitions of five new assets in Missouri, Ohio, Indiana and Pennsylvania. With our increasingly efficient operations, growing free cash flow, solid balance sheet and robust growth pipeline, we are in excellent position to continue delivering strong results for our shareholders.”

Boyd Gaming reported first-quarter net revenues of $606.1 million, compared to $610.1 million in the first quarter of 2017. The Company reported net income of $41.4 million, or $0.36 per share, for the first quarter of 2018, compared to $35.5 million, or $0.31 per share, for the year-ago period.

Total Adjusted EBITDA(1) was $160.5 million, up 3.0% from $155.8 million in the first quarter of 2017. Adjusted Earnings(1) for the first quarter 2018 were $45.2 million, or $0.39 per share, compared to Adjusted Earnings of $37.4 million, or $0.32 per share, for the same period in 2017.

The Company’s prior year results have been restated to reflect the adoption of new revenue recognition accounting guidance, which was effective on January 1, 2018. A Form 8-K furnished to the Securities and Exchange Commission today contains unaudited condensed consolidated financial information reflecting the effect of the restatements for each of the quarters and full year of 2017.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, first-quarter 2018 net revenues were $222.2 million, essentially even with the year-ago quarter. First-quarter 2018 Adjusted EBITDA increased to $71.0 million, up from $65.9 million in the first quarter of 2017.

Adjusted EBITDA grew for the 12th straight quarter in the Locals segment. Segment operating margins improved by more than 230 basis points, reaching their highest first-quarter levels since the first quarter of 2007. Adjusted EBITDA gains were broad-based, driven by ongoing refinements to marketing programs, recent property re-investments and solid regional economic conditions.

Downtown Las Vegas
In the Downtown Las Vegas segment, net revenues were $60.5 million in the first quarter of 2018, versus $60.9 million in the year-ago period. Adjusted EBITDA was $13.2 million, compared to $13.7 million in the first quarter of 2017, reflecting the impact of higher fuel costs at the Company’s Hawaiian charter service.

Visitation remained strong throughout Downtown Las Vegas, driven by new projects and amenities in the area. Continued increases in pedestrian traffic and recent property improvements contributed to record first-quarter revenue and Adjusted EBITDA at the Fremont, as well as the California's strongest first-quarter Adjusted EBITDA performance in almost 10 years.

Midwest and South
In the Midwest and South segment, net revenues were $323.5 million, compared to $326.9 million in the first quarter of 2017. Adjusted EBITDA was $94.2 million, essentially even with the year-ago period. Revenues and Adjusted EBITDA were both impacted by weather during the quarter.

Segment results reflect continued improvements in operating trends throughout the Midwest and South region, with particularly strong performances at Delta Downs and Kansas Star. The Company’s regional properties benefited from ongoing refinements to marketing programs, operational enhancements, and healthy economic conditions.

Balance Sheet Statistics
As of March 31, 2018, Boyd Gaming had cash on hand of $179.7 million, and total debt of $3.04 billion.

Full-Year 2018 Guidance
For the full year 2018, Boyd Gaming reaffirms its previously provided guidance of total Adjusted EBITDA of $600 million to $620 million. This guidance does not include any contributions from the Company’s pending acquisitions.

Conference Call Information
Boyd Gaming will host a conference call to discuss first-quarter 2018 results today, April 26, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 5364893. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or: https://www.webcaster4.com/Webcast/Page/964/25539

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, April 26, beginning at 7:00 p.m. Eastern and continuing through Thursday, May 3, at 11:59 p.m. Eastern. The conference number for the replay will be 10119712. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2018	2017 (a)
Revenues
Gaming	$440,463	$443,945
Food and beverage	85,399	86,605
Room	47,912	46,850
Other	32,344	32,665
Net revenues	606,118	610,065
Operating costs and expenses
Gaming	189,035	191,933
Food and beverage	82,690	84,348
Room	20,933	21,307
Other	20,805	21,415
Selling, general and administrative	87,583	91,613
Maintenance and utilities	27,926	26,399
Depreciation and amortization	51,276	53,964
Corporate expense	25,857	20,798
Project development, preopening and writedowns	3,440	2,972
Other operating items, net	1,799	486
Total operating costs and expenses	511,344	515,235
Operating income	94,774	94,830
Other expense (income)
Interest income	(457)	(460)
Interest expense, net of amounts capitalized	44,259	43,674
Loss on early extinguishments and modifications of debt	61	156
Other, net	(380)	111
Total other expense, net	43,483	43,481
Income from continuing operations before income taxes	51,291	51,349
Income tax provision	(9,892)	(16,273)
Income from continuing operations, net of tax	41,399	35,076
Income from discontinued operations, net of tax	—	375
Net income	$41,399	$35,451

Basic net income per common share
Continuing operations	$0.36	$0.31
Discontinued operations	—	—
Basic net income per common share	$0.36	$0.31
Weighted average basic shares outstanding	114,375	115,269

Diluted net income per common share
Continuing operations	$0.36	$0.31
Discontinued operations	—	—
Diluted net income per common share	$0.36	$0.31
Weighted average diluted shares outstanding	115,154	115,902
__________________________________________
(a) Prior-period information has been restated for the adoption of Accounting Standards Codification Topic 606 (ASC 606), Revenue from Contracts with Customers, which the Company adopted effective January 1, 2018, utilizing the full retrospective transition method.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended
	March 31,
(In thousands)	2018	2017 (a)
Net Revenues by Reportable Segment
Las Vegas Locals	$222,175	$222,241
Downtown Las Vegas	60,468	60,947
Midwest and South	323,475	326,877
Net revenues	$606,118	$610,065

Adjusted EBITDA by Reportable Segment
Las Vegas Locals	$71,030	$65,914
Downtown Las Vegas	13,218	13,701
Midwest and South	94,246	94,313
Property Adjusted EBITDA	178,494	173,928
Corporate expense (b)	(18,022)	(18,163)
Adjusted EBITDA	160,472	155,765

Other operating costs and expenses
Deferred rent	256	430
Depreciation and amortization	51,276	53,964
Share-based compensation expense	8,927	3,083
Project development, preopening and writedowns	3,440	2,972
Other operating items, net	1,799	486
Total other operating costs and expenses	65,698	60,935
Operating income	94,774	94,830
Other expense (income)
Interest income	(457)	(460)
Interest expense, net of amounts capitalized	44,259	43,674
Loss on early extinguishments and modifications of debt	61	156
Other, net	(380)	111
Total other expense, net	43,483	43,481
Income from continuing operations before income taxes	51,291	51,349
Income tax provision	(9,892)	(16,273)
Income from continuing operations, net of tax	41,399	35,076
Income from discontinued operations, net of tax	—	375
Net income	$41,399	$35,451
__________________________________________
(a) Prior-period information has been restated for the adoption of Accounting Standards Codification Topic 606 (ASC 606), Revenue from Contracts with Customers, which the Company adopted effective January 1, 2018, utilizing the full retrospective transition method.
(b) Reconciliation of corporate expense:

	Three Months Ended
	March 31,
(In thousands)	2018	2017
Corporate expense as reported on Consolidated Statements of Operations	$25,857	$20,798
Corporate share-based compensation expense	(7,835)	(2,635)
Corporate expense as reported on the above table	$18,022	$18,163

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliations of Net Income to Adjusted Earnings
and Net Income Per Share to Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2018	2017 (a)
Net income	$41,399	$35,451
Less: income from discontinued operations, net of tax	—	(375)
Income from continuing operations, net of tax	41,399	35,076
Pretax adjustments:
Project development, preopening and writedowns	3,440	2,972
Other operating items, net	1,799	486
Loss on early extinguishments and modifications of debt	61	156
Other, net	(380)	111
Total adjustments	4,920	3,725

Income tax effect for above adjustments	(1,107)	(1,389)
Adjusted earnings	$45,212	$37,412

Net income per share, diluted	$0.36	$0.31
Less: income from discontinued operations per share	—	—
Income from continuing operations per share	0.36	0.31
Pretax adjustments:
Project development, preopening and writedowns	0.03	0.02
Other operating items, net	0.01	—
Loss on early extinguishments and modifications of debt	—	—
Other, net	—	—
Total adjustments	0.04	0.02

Income tax effect for above adjustments	(0.01)	(0.01)
Adjusted earnings per share, diluted	$0.39	$0.32

Weighted average diluted shares outstanding	115,154	115,902
__________________________________________
(a) Prior-period information has been restated for the adoption of Accounting Standards Codification Topic 606 (ASC 606), Revenue from Contracts with Customers, which the Company adopted effective January 1, 2018, utilizing the full retrospective transition method.

Non-GAAP Financial Measures
Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA and Adjusted EBITDA
EBITDA is a commonly used measure of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provides our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by our management in their financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA is also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, loss on early extinguishments and modifications of debt and other operating items, net.

Adjusted Earnings and Adjusted EPS
Adjusted Earnings is net income before project development, preopening and writedown expenses, other items, net, gain or loss on early extinguishments and modifications of debt, other non-recurring adjustments, net, and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures
The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the Company’s increasingly efficient operations, growing free cash flow, and solid growth pipeline, and that the Company is in an excellent position to continue delivering strong results for shareholders continued long-term growth trajectory, the continuation of positive trends throughout the business, statements regarding the Company’s pending acquisitions, and all of the statements under the heading “Full Year 2018 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; the consummation of the Company’s pending acquisitions on the terms and timing as currently anticipated, or at all; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 24 gaming entertainment properties in seven states. The Company currently operates nearly 1.4 million square feet of casino space, more than 30,000 gaming machines, 630 table games, 9,400 hotel rooms and more than 280 food and beverage outlets. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service. For additional Company information and press releases, visit www.boydgaming.com.